UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Named Executive Officer Compensation

On February 26, 2009, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the 2009 base salaries and 2009 target cash bonus program and amounts, expressed as a percentage of 2009 base salaries, for the Company’s principal executive officer, principal financial officer and other named executive officers (as defined under applicable securities laws). The 2009 base salaries and 2009 target cash bonus amounts for such officers remain the same as those established by the Board for 2008.

Cash bonuses under the 2009 bonus program are discretionary, but the Compensation Committee of the Board sets bonus targets (expressed as a percentage of base salary) based on the seniority of the applicable position and intends to take into account the achievement of company-wide and applicable division or department performance objectives. The Company’s company-wide goals for 2009 were approved by the Board and include both research and development and business goals. The Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each named executive officer’s division or department contributed to the overall success of the Company. Whether or not a bonus is paid for 2009 is within the discretion of the Board. The actual bonus awarded for 2009, if any, may be more or less than the target, depending on individual performance and the achievement of the Company’s overall objectives.

On February 26, 2009, the Board, upon recommendation of the Compensation Committee of the Board, also approved cash bonus payments for each of the Company’s named executive officers in recognition of each of their 2008 performance. The amounts of the cash bonus payments are within the previously disclosed 2008 target cash bonus amounts set by the Compensation Committee and approved by the Board in December 2007. The cash bonus payments for 2008 performance will be made to the Company’s named executive officers in March 2009.

The 2009 base salaries, 2009 target cash bonus amounts and the cash bonus payments for 2008 performance for each of the Company’s named executive officers are listed in Exhibit 10.1 attached hereto and incorporated herein by reference.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Company’s 2009 proxy statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: March 3, 2009	EXELIXIS, INC.

	By:	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers